EXHIBIT 23.2


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement pertaining to the 1991 Director Stock Plan of Power Spectra, Inc. of our report dated February 17, 1995 (except Note 3 as to which the date is April 7, 1995), with respect to the financial statements of Power Spectra, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                           /s/  ERNST & YOUNG LLP


San Jose, California
August 26, 1997